Exhibit 10.1

EIGHTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

This EIGHTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (“Amendment”) is entered into effective as of October 15, 2010 (the “Effective Date”), among NORTHWEST PIPE COMPANY, an Oregon corporation (the “Borrower”), and BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”).

RECITALS

Borrower, Administrative Agent and certain lenders party thereto from time to time are parties to that certain Amended and Restated Credit Agreement entered into as of May 31, 2007 (as amended, modified or supplemented from time to time, the “Credit Agreement”). Borrower and Administrative Agent desire to amend the Credit Agreement as set forth herein. The Required Lenders (as that term is defined in the Credit Agreement), and Bank of America, N.A., as Swing Line Lender and L/C Issuer, have consented to the amendments to the Credit Agreement set forth herein as indicated by their signatures below.

NOW THEREFORE, the parties agree as follows:

AGREEMENT

1. Recitals. The Recitals are true.

2. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings given in the Credit Agreement.

3. Amendments to Definitions.

(a) The definition of “Consolidated EBITDA” set forth in Section 1.01 of the Credit Agreement is amended in its entirety to read as follows:

“‘Consolidated EBITDA’ means for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries for such period, (iii) depreciation and amortization expense, (iv) non-recurring expenses constituting severance payments to Brian Dunham in connection with the termination of his employment with Borrower, not to exceed $570,000 in the aggregate, to the extent such expenses are not repaid to Borrower pursuant to the terms of Brian Dunham’s separation agreement with Borrower, and (v) other expenses in such period reducing Consolidated Net Income for such period

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which did not or will not require a cash settlement in such period or any future period (including but not limited to impairment charges, costs associated with exit or disposal activities and stock based compensation), minus (b) all items increasing Consolidated Net Income for such period which did not or will not result in a cash settlement in such period or any future period, including any gain from the sale of assets. For purposes of calculating Consolidated EBITDA, EBITDA for permitted acquisitions made by the Borrower, based on financial statements and information reported to the SEC shall be included in the calculation of Consolidated EBITDA. The permitted acquisitions’ EBITDA shall be incorporated on a decreasing pro-rata basis, with 100% of the permitted acquisitions’ EBITDA included in the calculation for the first calendar quarter end following the close of the acquisition, 75% included in the second quarter end, 50% included in the third quarter end and 25% included in the fourth quarter end. Beginning with the fifth quarter following the closing of the acquisition, the EBITDA for the acquisitions’ prior fiscal year shall no longer be incorporated in the calculation of Consolidated EBITDA.”

(b) The definition of “Consolidated Net Income” set forth in Section 1.01 of the Credit Agreement is amended in its entirety to read as follows:

“‘Consolidated Net Income’ means, for any period, for Borrower and its Subsidiaries on a consolidated basis, the net income of Borrower and its Subsidiaries for that period, excluding (a) one-time accounting fees, attorneys fees and similar costs and expenses actually incurred by Borrower during that period in connection with the internal accounting investigation, and the related investigation by the SEC, described in Borrower’s Form 8-K filed with the SEC on March 16, 2010, (i) during its 2010 fiscal year of up to $7,000,000 in the aggregate, and (ii) during its 2011 fiscal year of up to $3,500,000 in the aggregate, and (b) without duplication of any losses described in clause (a) above, extraordinary gains and extraordinary losses for that period. The terms ‘extraordinary gains and extraordinary losses’ in this definition include gains and losses from a material event or transaction that is unusual in nature or occurs infrequently and results in a gain or loss in excess of $2,500,000.”

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(c) The definition of “Temporary Availability Block” set forth in Section 1.01 of the Credit Agreement is amended in its entirety to read as follows:

“‘Temporary Availability Block’ means (a) from October 15, 2010, until delivery by Borrower of (i) the financial statements required to be delivered pursuant to Section 6.01(a)(i) hereof for Borrower’s fiscal year ending December 31, 2009, (ii) the financial statements required to be delivered pursuant to Section 6.01(b)(i) hereof with respect to the fiscal quarters of Borrower and its Subsidiaries ending March 31, 2010, and June 30, 2010, and (iii) the financial statements required to be delivered pursuant to Section 6.01(f) hereof, the amount of $15,000,000, (b) from the date of delivery of the last to be delivered item described in clause (a) above until delivery by Borrower of the Compliance Certificate required to be delivered pursuant to Section 6.02(b) hereof with respect to the fiscal quarter of Borrower and its Subsidiaries ending March 31, 2011, the amount of $7,500,000, and (c) thereafter, $0.”

4. Amendments to Section 6.01 of the Credit Agreement.

(a) Section 6.01(a)(i) of the Credit Agreement is amended in its entirety to read as follows:

“(a)(i) as soon as available, but in any event within 308 days after the end of Borrower’s 2009 fiscal year, and within 105 days after the end of each other fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and”

(b) Section 6.01(b)(i) of the Credit Agreement is amended in its entirety to read as follows:

“(b)(i) as soon as available, but in any event within (x) 218 days after the end of the first fiscal quarter of Borrower’s 2010 fiscal year, (y) 127 days after the end of the second fiscal quarter of Borrower’s 2010 fiscal year, and (z) 60 days after the end of each of the other first three fiscal quarters of each fiscal year of Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of

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the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and corresponding portion of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year end audit adjustments and the absence of footnotes; and”

(c) A new Section 6.01(f) is added to the Credit Agreement, to read in its entirety as follows:

“(f) as soon as available, but in any event not later than November 4, 2010, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of the fiscal quarter of Borrower ending September 30, 2009, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and corresponding portion of the previous fiscal year, and reflecting Borrower’s restated financial results, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year end audit adjustments and the absence of footnotes.”

5. Release. As a material part of the consideration of Administrative Agent entering into, and the Required Lenders consenting to, this Amendment, Borrower hereby releases and forever discharges Administrative Agent, the Lenders and each of their respective successors, assigns, officers, managers, directors, shareholders, employees, agents, attorneys, representatives, parent corporations, subsidiaries, and affiliates (all the foregoing, collectively, the “Releasees” and individually, a “Releasee”), jointly and severally from any and all claims, counterclaims, demands, damages, debts, agreements, covenants, suits, contracts, obligations, liabilities, accounts, offsets, rights, actions and causes of action of any nature whatsoever, including all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether presently possessed or possessed in the future, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether presently accrued or to accrue hereafter, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which Borrower may have or claim to have against Releasees (or any one or more of them); provided, however, that neither Administrative Agent

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nor any Lender nor any other Releasee shall be released hereby from: (i) any obligation to pay to Borrower any amounts that Borrower may have on deposit with Administrative Agent or any Lender, in accordance with applicable laws and the terms of the documents establishing any such deposit relationship; or (ii) any claim (including without limitation any claim for breach of the Credit Agreement or other Loan Document) arising from any action, inaction or conduct of Administrative Agent or the Lenders or the other Releasees after the effective date of this Amendment.

6. No Further Amendment, Expenses. Except as expressly modified by this Amendment, the Credit Agreement and the other Loan Documents shall remain unmodified in full force and effect and the parties hereby ratify their respective obligations thereunder. Without limiting the foregoing, Borrower expressly reaffirms and ratifies its obligation to pay or reimburse Administrative Agent and Lenders on request for all reasonable expenses, including legal fees actually incurred by Administrative Agent and Lenders in connection with the preparation of this Amendment, any other amendment documents and the closing of the transaction contemplated hereby and thereby.

7. Miscellaneous.

(a) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same Amendment, it being understood that the Administrative Agent may rely on a facsimile counterpart signature page hereof for purpose of determining whether a party hereto has executed a counterpart hereof.

(b) Governing Law. This Amendment and the other agreements provided for herein and the rights and obligations of the parties hereto and thereto shall be construed and interpreted in accordance with the laws of the State of Oregon.

(c) Certain Agreements Not Enforceable. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY THE LENDERS CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION, AND BE SIGNED BY THE LENDERS TO BE ENFORCEABLE.

[Signatures appear on the following page.]

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EXECUTED AND DELIVERED by the duly authorized officers of the parties as of the date first above written.

BORROWER:	NORTHWEST PIPE COMPANY

By:

Name:

Title:

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent

By:

Name:

Title:

CONSENTED TO BY THE REQUIRED LENDERS:

BANK OF AMERICA, N.A.

By:

Name:

Title:

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UNION BANK, N.A., formerly known as Union Bank of California, N.A.

By:

Name:

Title:

HSBC BANK USA, NATIONAL ASSOCIATION

By:

Name:

Title:

U.S. BANK NATIONAL ASSOCIATION

By:

Name:

Title:

CONSENTED TO BY SWING LINE LENDER AND L/C ISSUER

BANK OF AMERICA, N.A., as Swing Line Lender and L/C Issuer

By:

Name:

Title:

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